United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OLIE, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

33-1220056

 (I.R.S. Employer Identification No.)

382 NE 191st St. # 84220

Miami, FL 33179-3899

 (Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [x]

Securities Act registration statement file number to which this form relates:  No:  333-178208

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $.00001

Item 1.  Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-178208) as filed with the Securities and Exchange Commission on November 29, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, and is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit Number and Description

3.1

Amended Articles of Incorporation (1)

3.2

Bylaws (2)

(1),(2)  Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-178208) on November 29, 2011 .  Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized on this 28th day of February 2013.

OLIE, INC.

By: /s/ Robert Gardner

Robert Gardner

Principal Executive Officer, Principal Accounting Officer,

Chief Financial Officer, Secretary, Chairman of the Board of Directors